Exhibit 4.1

NUMBER	COMMON STOCK

	PAR VALUE $.01 PER SHARE	SHARES

WCI	CUSIP 92923C 10 4

INCORPORATED UNDER THE LAWS	SEE REVERSE FOR CERTAIN DEFINITIONS

OF THE STATE OF DELAWARE

[PHOTO]

WCI COMMUNITIES, INC.

THIS CERTIFIES THAT	_________________________________________________________________________________

IS THE OWNER OF	______________________________________________________________________________________

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

WCI COMMUNITIES, INC., a Delaware corporation (hereinafter referred to as the “Corporation”), transferrable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Certificate of Incorporation and By-Laws of the Corporation, as from time to time amended, to all of which the holder of this Certificate by acceptance hereof assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

         Witness facsimile seal of the corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:

COMPUTERSHARE INVESTOR SERVICES, LLC	[SEAL]

TRANSFER AGENT AND REGISTRAR

AUTHORIZED SIGNATURE	SECRETARY

PRESIDENT

WCI COMMUNITIES, INC.

      SHAREHOLDERS MAY OBTAIN, WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, RIGHTS, POWERS, RESTRICTIONS, LIMITATIONS, QUALIFICATIONS, AND TERMS AND CONDITIONS OF THE STOCK OF EACH CLASS AND OF EACH SERIES AUTHORIZED TO BE ISSUED BY THE CORPORATION BY WRITTEN REQUEST TO THE SECRETARY OF WCI COMMUNITIES, INC.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–	Custodian

TEN ENT	–	as tenants by the entireties		(Cust)		(Minor)
JT TEN	–	as joint tenants with the right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                        hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
      IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

shares

of the common stock represented by the within Certificate and do hereby irrevocably constitute and appoint

Attorney

to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

Signature(s)

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(S) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS, AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

AMERICAN BANK NOTE COMPANY 55th and SANSOM STREET PHILADELPHIA, PA 19139 (215) 764-8600	PRODUCTION COORDINATOR: BELINDA BECK: 215-764-8619 PROOF OF FEBRUARY 27, 2002 WCI H 71202 BK
SALES: D. WETZLER: 212-924-5500	OPERATOR: Hj/eg
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